Exhibit 10.16

INTELLECTUAL PROPERTY ASSIGNMENT

AND TRANSFER AGREEMENT (NUNC PRO TUNC)

This INTELLECTUAL PROPERTY ASSIGNMENT AND TRANSFER AGREEMENT (this “Agreement”), dated and effective as of January 1, 2020 (the “Effective Date”), is made by and between Agrify Corporation, a Nevada corporation (“Agrify”), The Holden Company, Inc., a Delaware limited liability company (“Holden” or “Assignor”) and Agrify Brands, LLC (f/k/a TriGrow Brands, LLC), a Nevada limited liability company (“Brands” or “Assignee”).

WHEREAS, Holden and Brands entered into that certain Trademark License and Assignment Agreement dated November 14, 2018, whereby Holden granted Brands a sole and exclusive license for use of the Assigned Property (as defined herein) in connection with Brands’s products and services (the “Brands License”), and in exchange Holden received a 25% percent membership interest of Brands pursuant to Brand’s operating agreement and other valuable consideration;

WHEREAS, Brands has been operating with, marketing and sublicensing additional Intellectual Property (as defined herein) beyond the scope of the Brands License, as better described on Schedule II attached hereto (the “Additional IP”), whereby Brands and Holden have developed joint ownership, rights, title and interest in and to the Additional IP;

WHEREAS, Agrify owns the remaining 75% membership interest in Brands, and Brands now requires additional capital contributions from its two members, Holden and TriGrow Systems, Inc. (“TGS”);

WHEREAS, Agrify is the sole shareholder of TGS;

WHEREAS, the parties now desire to enter into this Agreement whereby Holden shall transfer, assign, convey and deliver all of Holden’s cumulative rights, title and interest in, to and under any and all Assigned Property (as defined herein), including all goodwill associated therewith, to Brands, free and clear of all liens, and Brands desires to accept the same, and in exchange, Agrify shall contribute additional funds, for and on behalf of TGS and Holden, to Brands for Brands’s continued operation as more specifically set forth herein, and pursuant to Brands’s operating agreement, at no dilution to Holden’s 25% membership interests in Brands.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

1.1 “Assigned Property” means the Intellectual Property (as defined in Section 1.2) and the Intellectual Property Rights (as defined in Section 1.3) as better described on Exhibit A of the Brands License and attached hereto as Schedule I, and the Additional IP, as better described on Schedule II attached hereto.

1.2 “Execution Date” The date of the last signature affixed hereto.

1.3 “Intellectual Property” means all intellectual property worldwide, regardless of form, including without limitation: (i) words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, product features, service marks, trade dress, logos, trade names, corporate names, and other source identifiers (whether or not registered) including all common law rights, all registrations and applications for registration (either filed or in preparation for filing) thereof, all rights therein provided by international treaties or conventions, and all renewals of any of the foregoing (collectively, “Trademarks”), (ii) all copyrightable works and copyrights (whether or not registered), all registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all data and documentation relating thereto, (iii) confidential and proprietary information, trade secrets, know-how (whether patentable or nonpatentable and whether or not reduced to practice), processes and techniques, research and development information including patent and/or copyright searches conducted by Holden and/or any third party, ideas, technical data, designs, drawings and specifications, (iv) domain names, Internet websites or identities used or held for use by Holden that contain any Trademark set forth in Schedule I or Schedule II in whole or part, or otherwise associated with such Trademarks, (v) other proprietary rights relating to any of the foregoing (including without limitation any and all associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions), and (vi) copies and tangible embodiments of any of the foregoing.

1.3 “Intellectual Property Rights” means all rights in, arising out of, or associated with the Intellectual Property in any jurisdiction, including without limitation: rights in, arising out of, copyrightable works or associated rights granted under the Copyright Act (“Copyrights”); rights in, arising out of, or associated with Inventions, including without limitation rights granted under the Patent Act (“Patent Rights”); rights in, arising out of, or associated with Trademarks, including without limitation rights granted under the Lanham Act, including all associated goodwill (“Trademark Rights”); rights of attribution and integrity and other moral rights of an author (“Moral Rights”); and rights in, arising out of, or associated with domain names (“Domain Name Rights”).

2. Assignment and Transfer. Holden hereby, effective immediately, perpetually, irrevocably, and unconditionally sells, assigns, transfers and conveys to Brands and its successors and assigns all of Holden’s cumulative right, title and interest throughout the world in, to and under the Assigned Property (including, without limitation, the Intellectual Property set forth on Schedule I and the Additional IP set forth on Schedule II attached hereto), together with the goodwill of the business symbolized by the Assigned Property, including, without limitation, any registrations that issue from pending applications and any renewals and extensions thereof, and all other corresponding rights that are or may be secured under the laws of the United States or any foreign country, now or hereafter in effect, for Brands’s own use and enjoyment, and for the use and enjoyment of Brands’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Holden if this Assignment had not been made, as well as all rights to any actions, causes of action and rights to recover damages and payments for past, present or future infringements or misappropriations thereof. Holden further perpetually, irrevocably, and unconditionally assign, transfer, and convey to Brands and its successors and assigns all claims for past, present and future infringement or misappropriation of the Intellectual Property Rights included in the Assigned Property, including all rights to sue for and to receive and recover all profits and damages accruing from an infringement misappropriation prior to the Effective Date as well as the right to grant releases for past infringements. Holden hereby waives and agrees not to enforce all Moral Rights that Holden may have in the Assigned Property.

3. Consideration - Agrify’s Contribution.

a.	In exchange for the Assigned Property, Agrify hereby agrees to enter into that certain Amended and Restated Agrify Brands, LLC Operating Agreement dated August 12, 2020, whereby Agrify shall be obligated to provide Brands with continuous financial support in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000), so that Brands may continue the operation of its business, which support shall be paid to Brands in equal payments of Twenty Thousand Eight Hundred Thirty-Three Dollars ($20,833) on the first of each month for a period of twelve (12) months following the Execution Date with the payment for the twelfth month being Twenty Thousand Eight Hundred Thirty-Seven Dollars ($20,837), with the exception that if prior to the end of the aforementioned twelve month payment period, Brands reports profitability, then Agrify’s obligations for said monthly payment shall cease and the parties agree that at such point Agrify will have fulfilled its obligations described in this Section 3(a) with no further payments required (the “Agrify Contribution”). Notwithstanding anything to the contrary herein and for the avoidance of doubt, Agrify’s receipt of the right, title and interest in, to and under the Assigned Property, as outlined in Section 2 above, shall be immediate as of the Effective Date of this Agreement, and shall not be contingent on, conditionally require the occurrence or completion of, or otherwise depend on the Agrify Contribution.

b.	Agrify acknowledges and hereby agrees that any financial support provided to Brands in connection with the Agrify Contribution, during the twelve (12) months following the Execution Date of this Agreement (the “Financial Support Period”) shall not increase Agrify’s or TGS’s membership interest in Brands, nor shall the Agrify Contribution dilute Holden’s membership interests in Brands. The parties agree, however, that any financial support required by Brands after the Financial Support Period shall be contributed to Brands by Agrify, on behalf of TGS, and Holden jointly in proportion to their respective membership interests in Brands pursuant to the then-current Brands operating agreement, and if either Agrify or Holden fails to contribute its proportionate amount of the required financial support, that non-contributing member’s membership interest in Brands shall be subject to dilution.

c.	For the avoidance of doubt, no membership units shall be issued to Agrify or TGS pursuant to the Agrify Contribution, and TGS and Holden shall remain at 75% and 25% membership interests, respectively, upon completion of the Agrify Contribution.

d.	Agrify further agrees to pay Holden’s reasonable attorneys’ fees, costs and expenses in connection with this Agreement and the transactions contemplated herein, up to $5,000 in the aggregate, upon Agrify’s receipt, review, and approval, which shall not unreasonably be withheld, from Holden of a detailed invoice from a legal services provider.

4. Recordation. Each of Brands and Holden hereby authorize and requests the U.S. Patent and Trademark Office, and the corresponding entities or agencies in any applicable foreign countries or domestic states, to record Brands as the assignee, transferee, and owner of the Assigned Property, and to issue all corresponding registrations to the Brands, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

5. Further Assurances. Holden will take all action and execute all documents as Agrify or Brands may reasonably request to effectuate the transfer of the Assigned Property and the vesting of complete and exclusive ownership of the Assigned Property in Brands. In addition, Holden will, at the request and sole cost and expense of Agrify, but without additional compensation, promptly sign, execute, make, and do all such deeds, documents, acts, and things as Agrify or Brands may reasonably require:

a.	to apply for, obtain, register, maintain and vest in the name of Brands alone Intellectual Property Rights protection relating to any or all of the Assigned Property in any country throughout the world, and when so obtained or vested, to renew and restore the same;

b.	to defend any judicial, opposition, or other proceedings in respect of such applications and any judicial, opposition, or other proceedings or petitions or applications for revocation of such Intellectual Property Rights; and

c.	to assist Brands with the defense and enforcement of its rights in any registrations issuing from such applications and in all Intellectual Property Rights protection in the Intellectual Property.

6. Power of Attorney. If at any time Agrify or Brands is unable, for any reason, to secure Holden’s signatures on any letters patent, copyright, or trademark assignments or applications for registrations, or other documents or filings pertaining to any or all of the Assigned Property, whether because of Holden’s unwillingness, or for any other reason whatsoever, Holden hereby irrevocably designates and appoints Agrify and its duly authorized officers and agents as the agents and attorneys-in-fact of Holden to act for and on Holden’s behalf and stead to execute and file any and all such applications, registrations, and other documents and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed individually by Holden.

7. Injunctive Relief. A breach of this Agreement may result in irreparable harm to Agrify and a remedy at law for any such breach will be inadequate, and in recognition thereof, Agrify will be entitled to injunctive and other equitable relief to prevent any breach or the threat of any breach of this Agreement by either of Holden without showing or proving actual damages.

8. Binding on Successors. This Agreement will inure to the benefit of, and be binding upon, the parties, together with their respective representatives, successors, and assigns, except that Holden may not assign this Agreement without the consent of Agrify. Agrify may assign this Agreement in its sole discretion.

9. Governing Law; Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of arbitration shall be within 25 miles of Burlington, Massachusetts. The arbitration shall be governed by the laws of the State of Nevada. Each party will, upon written request of the other party, promptly provide the other with copies of all relevant documents. There shall be no other discovery allowed. In making determinations regarding the scope of exchange of electronic information, the arbitrator(s) and the parties agree to be guided by The Sedona Principles, Third Edition: best practices, recommendations & principles for addressing electronic document production. Hearings will take place pursuant to the standard procedures of the Commercial Arbitration Rules that contemplate in person hearings. Time is of the essence for any arbitration under this agreement and arbitration hearings shall take place within 90 days of filing and awards rendered within 120 days. Arbitrator(s) shall agree to these limits prior to accepting appointment. The prevailing party shall be entitled to an award of reasonable attorney fees. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the parties.

10. Amendment and Waiver. This Agreement may not be amended or modified unless mutually agreed upon in writing by the parties and no waiver will be effective unless signed by the party from whom such waiver is sought. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. The failure of any party to insist upon the strict performance of the terms, conditions and provisions of this Agreement shall not be a waiver of future compliance or a waiver of any other provisions hereof.

11. Notice. Any notice or communication required or permitted to be sent hereunder shall be duly made and shall be valid and effective if in writing and sent by certified or registered mail, postage prepaid, electronic mail or facsimile transmission or if hand delivered:

a. If to Agrify:	Agrify Corporation
101 Middlesex Turnpike,
Suite 6, PMB 326,
Burlington, MA 01803
Attention: Legal Department

With a copy to: Legal@agrify.com

b. If to Holden:	The Holden Company, Inc.
[ ]
Attention: [ ]

c. If to Brands:	Agrify Brands, LLC
101 Middlesex Turnpike,
Suite 6, PMB 326,
Burlington, MA 01803
Attention: Legal Department

12. Severability. If any provision of this Agreement is held to be invalid by any court of competent jurisdiction, such invalidity will not affect the validity, operation or enforcement of any other provision, and the invalid provision will be deemed severed from this Agreement.

13. Entire Agreement. This Agreement is the entire agreement concerning the subject matter hereof. It supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties.

14. Miscellaneous.

a.	This agreement may be executed in one or more counterparts, each of which shall be considered an original.

b.	Nothing contained herein shall be construed to place the parties in the relationship of agents, partners or joint venturers.

c.	Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “party” as used generally shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate, or any other entity.

d.	Unless expressly stated to the contrary elsewhere in this Agreement, all rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative and not restrictive of those given by law.

e.	The headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

f.	A reference to “sell” or “purchase” or “transfer” includes a reference to procure the sale of or procure the purchase of or procure the transfer of, as the case may be.

[Signature page follows]

IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the Execution Date.

HOLDEN:

THE HOLDEN COMPANY, INC.

By:	/s/ Trek Manzoni
Name:	Trek Manzoni
Title:	CEO

AGRIFY:

AGRIFY CORPORATION

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Chief Executive Officer

BRANDS:

AGRIFY BRANDS, LLC

By:	/s/ Trek Manzoni
Name:	Trek Manzoni
Title:	Manager

and

By:	/s/ Niv Krikov
Name:	Agrify Corporation, as Manager
By:	Niv Krikov, CFO

[Signature Page to IP Assignment and Transfer Agreement]

SCHEDULE I

State of Washington and Worldwide Common Law trademarks for Cannabis Products

Mark/Design

WESTERN CULTURED

LIGHT UP THE MOMENT

SEATOWN LEMON HAZE

CASCADE CONNIE

JURASSIC 0KG

PERMAFROST

DUTCH TREAT

ISLAND BREEZE

PENNY WISER

KRAKEN BLACK PEPPER

9LBHAMMER

TASTE THE TERPENES

HIGH TERPENE EXTRACT

TASTES LIKE IT’S STRAIGHT FROM THE GARDEN

SUPERIOR TERPS

SUPERIOR TERPENES

TERPENE EDUCATION, THE FLAVOR AND AROMA OF CANNABIS

DAWGSTAR

DAWG STAR PREMIUM HAND GROWN CANNBIS SEATTLE, WA

DAWG STAR QUALITY HAND GROWN PREMIUM CANNBIS ESTABLISHED 2011

GIFT FROM THE GODS

TASTE THE DIFFERENCE

SEATTLE’ S FIRST LICENSED AND PERMITTED GROW FACILITY

TERP SAUCE

CINDARELLA’S DREAM

A CREATIVE SATIVA

AN UPLIFTING HYBRID

A RELAXING INDICA

QUALITY, HANDGROWN, PREMIUM CANNABIS

[Page 1 of Schedule I to the IP Assignment and Transfer Agreement]

Stylized Marks (no claim to color)

State of Washington Registrations

For natural agricultural products, and transportation and storage services

WA Reg. No. 58162: WESTERN CULTURED

bWA Reg. No. 58521: LIGHT UP THE MOMENT

For smoker’s articles, staple foods

WA Reg. No. 60174: DAWG STAR (design)

WA Reg. No. 60175: DAWG STAR

[Page 2 of Schedule I to the IP Assignment and Transfer Agreement]

SCHEDULE II

Additional IP

A. Marks / Stylized Marks:

Holden’s worldwide common law rights in the following marks and Intellectual Property, including the Intellectual Property Rights thereto, and any registrations filed thereon.

1. Twisted Legion

[Page 1 of Schedule II to the IP Assignment and Transfer Agreement]

2. Waxtronaut

B. Products

Products means cannabis products produced in one or more of state license facility or facilities.

Below is a list of assigned strains.

Mr Nice

Purple Punch AKA Spiked Punch

Citrus Pez

Banana Bicycle

Seatown Lemon Haze

Bay Pie

Banana Split

Kraken

Orange Rind AKA orange peel

Bahama Mama

San Juan Berry

GG4

Blueberry Cheesecake

LSD

Fruit Loops OG

Purple Cheddar

Connie Chung (aka Cascade Connie)

Crème de Menthe

Pineapple Purps

Lemon Diesel Sour

Sakura

[Page 2 of Schedule II to the IP Assignment and Transfer Agreement]